UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2015

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	3/20/2152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of matters to a Vote of Security Holders.
BofI Holding, Inc. (the "Company") held its annual meeting of stockholders on October 22, 2015 (the "Meeting"). Proxy statements were sent to all of the Company's common stockholders of record as of August 25, 2015. Set forth below are the official vote tabulations for each of the matters submitted to a vote of the stockholders. A transcript of the Meeting is available in the Company's website, http://www.bofiholding.com. All three items were approved by the stockholders consistent with the Company's recommendations.
The first proposal was the election of the following Class II directors: Gregory Garrabrants, Paul J. Grinberg and Uzair Dada.

	For	Withheld	Non-Votes
Gregory Garrabrants	9,373,191	433,959	4,193,415
Paul J. Grinberg	9,296,929	510,221	4,193,415
Uzair Dada	9,340,087	467,063	4,193,415

The second proposal was the approval of the amendment to the Company's certificate of incorporation to increase the number of authorized share of common stock available for issuance from 50,000,000 shares to 150,000,000 shares to accommodate a proposed 4-for-1 forward stock split:

For	Against	Abstain	Non-Votes
12,042,671	1,701,034	256,860	0

The third proposal was the ratification of the appointment of BDO USA, LLP as the Company's independent accountants for fiscal year 2016:

For	Against	Abstain	Non-Votes
13,953,764	15,543	31,258	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: October 23, 2015	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer